Exhibit 99.3
ELECTION FORM
To Accompany Shares of Common Stock
of
Catellus Development Corporation

Pursuant to the Agreement and Plan of Merger, dated as of June 5, 2005

        This election form is to be used to surrender your certificates representing shares of common stock, par value $0.01 per share, of Catellus Development Corporation (“Catellus Common Stock”) and to make an election in connection with the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of June 5, 2005 (the “Merger Agreement”), by and among ProLogis, Palmtree Acquisition Corporation, a subsidiary of ProLogis, and Catellus Development Corporation (“Catellus”).
      Pursuant to the Merger Agreement, each holder of Catellus Common Stock may elect to receive either $33.81 in cash, without interest, or 0.822 of a ProLogis common share of beneficial interest, par value $0.01 per share (a “ProLogis Common Share”), for each share of Catellus Common Stock that such holder owns as of the effective time of the Merger (the “Effective Time”). Catellus stockholders may elect to receive their merger consideration in the form of cash, ProLogis Common Shares or a combination of both. Catellus stockholder elections will be reallocated and prorated to fix the cash portion of the merger consideration at $1.255 billion, which means that the total consideration paid by ProLogis pursuant to the Merger Agreement will consist of about 65% ProLogis Common Shares and about 35% cash. Accordingly, a Catellus stockholder may actually receive a combination of cash and ProLogis Common Shares that is different from what that stockholder elected, depending on the elections made by other Catellus stockholders.
      In order to make a proper election, you must deliver a duly executed election form, together with your Catellus stock certificate(s) or a guarantee of delivery of such stock certificates (unless your shares of Catellus Common Stock are held in book-entry form), to Computershare Shareholder Services, Inc. (formerly EquiServe) (the “Exchange Agent”) no later than 5:00 p.m., Eastern time, on September 13, 2005 (the “Election Deadline”). All elections will be irrevocable after 5:00 p.m., Eastern time, on the Election Deadline. If you do not make a valid election, you will be deemed to have made a “no preference election,” as described below.
PLEASE CAREFULLY READ THE ACCOMPANYING INSTRUCTIONS ON PAGE 10.

BOX A DESCRIPTION OF STOCK C	TIFICATE(S) SURRENDERED

Name(s) and Address(es) of Registered Holder(s)	Certificate	Number of Shares of
(as It Appears on Your Stock Certificate(s))*	Number(s)	Common Stock

Total Number of Shares of Catellus Common Stock

*	Attach schedule if needed.

      If you are not completing either of the “special instructions” boxes on page 6, you may make an election and surrender your Catellus stock certificate(s) by:

•	completing Box A on the front page, Box B below and the Substitute Form W-9 on page 7,

•	signing, exactly as the name(s) appear on your Catellus stock certificate(s), as indicated in Box C on page 5, and

•	returning this booklet and your Catellus stock certificate(s) (unless you are delivering your shares of Catellus Common Stock by book-entry transfer or guarantee of delivery) to the Exchange Agent in the accompanying envelope.
Check here if any of your shares of Catellus Common Stock are being delivered by book-entry transfer to the Exchange Agent’s account at the Depository Trust Company (“DTC”) and complete the following.     ☐

EXCHANGE OF SHARES BY BOOK-ENTRY TRANSFER

Name(s) and Address(es) of Record Holder(s)

Stock Certificate Number(s) (if available)

Name of Tendering Institution

Institution Account Number

      For assistance completing the above table, please contact your broker.

BOX B	TYPE OF ELECTION (SEE INSTRUCTIONS A, B AND C)

Insert Number of Shares of Catellus Common Stock
Subject to Your Election

☐ Cash Election. The undersigned elects to receive a cash payment of $33.81 per share, without interest, for each share of Catellus Common Stock

☐ Share Election. The undersigned elects to receive 0.822 of a ProLogis Common Share for each share of Catellus Common Stock

☐ No Preference Election. The undersigned makes no election with respect to the type of merger consideration to be received for the undersigned’s shares of Catellus Common Stock

Total Number of Shares of Common Stock (Note: Must match total number of shares in Box A)

      IMPORTANT: Even if you make a cash election or share election, or a combination of both, the form of merger consideration you receive may be different than what you elected as a result of the reallocation and proration provisions contained in the Merger Agreement. These reallocation and proration provisions are described in detail in the joint proxy statement/ prospectus of ProLogis and Catellus dated August 10, 2005.

      By signing and delivering this election form, you agree to submit the stock certificates listed above representing shares of Catellus Common Stock and to make one (or a combination) of the following elections regarding the type of merger consideration that you wish to receive in exchange for your shares of Catellus Common Stock (subject, in each case to the reallocation and proration provisions contained in the Merger Agreement) as of the Effective Time: (1) a “cash election” pursuant to which each share of Catellus Common Stock will be converted into $33.81 in cash, without interest; (2) a “share election” pursuant to which each share of Catellus Common Stock will be converted into 0.822 of a ProLogis Common Share; or (3) a “no preference election” pursuant to which the undersigned’s shares of Catellus Common Stock will be converted into either $33.81 in cash, without interest, or 0.822 of a ProLogis Common Share, or a combination of both, depending on the elections made by other Catellus stockholders. If the Merger is not completed for any reason, you understand that any election you make will be void and have no effect and that any Catellus stock certificates you submit herewith shall be promptly returned to you.
      If Catellus stock certificates are not delivered with this election form, you agree to furnish a guarantee of delivery of such stock certificates from a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, or a confirmation of a book-entry transfer of your shares of Catellus Common Stock into the Exchange Agent’s account at DTC.
      ProLogis uses a direct registration (book entry) program with respect to record ownership of ProLogis Common Shares. Direct registration allows ProLogis Common Shares to be owned, reported and transferred electronically without having a physical share certificate issued. Ownership of a ProLogis Common Share is recorded in the name of the owner electronically on the books and records maintained for ProLogis by its transfer agent, Computershare Shareholder Services, Inc. (formerly EquiServe). Direct registration is intended to alleviate problems relating to stolen, misplaced or lost share certificates and to reduce the paperwork relating to the transfer of ownership of ProLogis Common Shares. Under direct registration, the voting, dividend and other rights and benefits of holders of ProLogis Common Shares are the same as for the holders of share certificates.
      If you make a share election, after the Effective Time, the total number of ProLogis Common Shares you will receive will be the product of the 0.822 exchange ratio and the number of shares of Catellus Common Stock subject to the share election, as adjusted by the reallocation and proration provisions of the Merger Agreement. You will be issued the appropriate number of full ProLogis Common Shares through direct registration (book entry) and a cash payment (without interest, rounded to the nearest whole cent) for any fraction of a ProLogis Common Share that you would have otherwise been entitled to receive based on the average closing price of a ProLogis Common Share on the New York Stock Exchange for the ten trading days immediately preceding the Effective Time (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source).
      If you receive ProLogis Common Shares, those shares will be credited to your direct registration (book entry) account. As soon as reasonably practicable following the crediting of such shares, you will receive an account statement from ProLogis’ transfer agent evidencing your share holdings, as well as general information on the book-entry form of ownership through ProLogis’ direct registration system. You are not required to maintain a book-entry account, and you may at any time obtain a physical share certificate for all or a portion of any ProLogis Common Shares you receive in the Merger at no cost to you. Instructions describing how you can obtain certificates for any ProLogis Common Shares you receive in the Merger will be included with the account statement mailed to you and can also be obtained upon request directly from ProLogis’ transfer agent.
      You understand that if you make a cash or share election (or a combination of both), the form of the merger consideration you actually receive may be adjusted as a result of the reallocation and proration provisions contained in the Merger Agreement, which provide that the total amount of cash payable to Catellus stockholders in the Merger is fixed at $1.255 billion less the amount of cash payable with respect to Catellus stock options, restricted stock, restricted stock units and other equity-based awards that will be canceled pursuant to the Merger Agreement (the

“Aggregate Cash Consideration”). You understand that if the cash election is undersubscribed and you have made a share election or a no preference election, the reallocation and proration procedures in the Merger Agreement will cause you to receive cash for some or all of your shares of Catellus Common Stock to the extent necessary to have the total number of cash election shares after such reallocation and proration multiplied by $33.81 equal the Aggregate Cash Consideration. You understand that if the cash election is oversubscribed and you have made a cash election, the reallocation and proration procedures in the Merger Agreement will cause you to receive ProLogis Common Shares for some or all of your shares of Catellus Common Stock to the extent necessary to have the total number of cash election shares remaining after such reallocation and proration multiplied by $33.81 equal the Aggregate Cash Consideration.
      Computershare Shareholder Services, Inc. (formerly EquiServe) will act as the Exchange Agent. This election form should be completed, signed and submitted, together with your Catellus stock certificate(s) or a guarantee of delivery of such certificates (unless your shares are held in book entry form), to:

By Mail:	By Overnight Delivery:	By Hand:
Catellus c/o Computershare Shareholder Services, Inc. Attention: Corporate Actions P.O. Box 859208 Braintree, Massachusetts 02185-9208	Catellus c/o Computershare Shareholder Services, Inc. 161 Bay State Drive Braintree, Massachusetts 02184	Catellus c/o Computershare Shareholder Services, Inc. Attention: Corporate Actions 17 Battery Place, 11th Floor New York, New York 10004
      Deliveries made to an address other than any of the addresses shown above will not constitute a valid delivery and the Exchange Agent will not be responsible for any such deliveries.
      By signing and delivering this election form, you acknowledge that this election is subject to the terms, conditions and limitations set forth in the (1) joint proxy statement/prospectus dated August 10, 2005, (2) the Merger Agreement attached as Annex A to the joint proxy statement/prospectus and (3) the instructions that accompany this election form.

BOX C
SIGN HERE
(See Instructions D-1 and D-4 on Page 11)
(Complete Accompanying Substitute Form W-9 on Page 7)

(Signature(s) of Stockholder(s))
Date: ______________________________ , 2005
(Must be signed by the registered holder(s) exactly as the name(s) appear(s) on your Catellus stock certificates or by persons authorized to become registered holder(s) by such stock certificates and the documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please provide the following information. See Instruction D-4.)
Name(s)

(Please Print)
Capacity (full title)

Address

(Include Zip Code)
Area Code and Telephone No. (__________)

Tax Identification or Social Security No.

Place signature Medallion Guarantee on this page.

      All authority herein conferred or agreed to be conferred shall survive your death or incapacity, and any of your obligations hereunder shall be binding upon your heirs, personal representatives, estates, successors and assigns. You hereby represent and warrant that you have full power and authority to submit the Catellus stock certificates submitted hereby, free and clear of all liens and encumbrances and not subject to any adverse claim, unless otherwise noted hereon. You will, upon request, execute and deliver any additional documents necessary or desirable to complete the exchange of such stock certificates for the merger consideration and other payments, if any.
BOX D
SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions D-1, D-4, D-5 and D-6 on pages 11 and 12)
      To be completed ONLY if the merger consideration should be issued in the name of someone other than as set forth in Box A.
Issue to:
Name:

(Please Print)
Address:

(Including Zip Code)

(Tax ID or Social Security Number)
(See accompanying Substitute Form W-9)
BOX E
SPECIAL DELIVERY INSTRUCTIONS
(See Instruction D-6 on page 12)
      To be completed ONLY if the merger consideration should be sent to someone other than as set forth in Box A or to an address other than as set forth in Box A.
Mail or deliver to:
Name:

(Please Print)
Address:

(Including Zip Code)

☐	Check here if this is a permanent address change
      Unless otherwise requested in the “special instructions” in Boxes D or E above, by signing and delivering this election form, you agree that the merger consideration be issued in the name(s) and mailed to the address(es) set forth in Box A on the front page of this election form.
      By signing and delivering this election form, you hereby irrevocably constitute and appoint the Exchange Agent as your true and lawful attorney-in-fact with respect to the Catellus stock certificates submitted herewith with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to deliver such stock certificates on the account books maintained by the Exchange Agent and to deliver as your agent the merger consideration and other payments, if any, to which you are entitled upon surrender of such stock certificates.

TO BE COMPLETED BY ALL HOLDERS OF CATELLUS COMMON STOCK
PAYER’S NAME:

SUBSTITUTE Form W-9	Part I — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW. Please see the attached “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for more information.	Social Security Number or Employer Identification Number

Department of the Treasury Internal Revenue Service	Name (Please Print) Address City State ZIP Code

Part II — Awaiting TIN ☐
Payer’s Request
for

Taxpayer Identification Number (“TIN”) and Certificate	Part III — Certification — Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct TIN (or a TIN has not been issued to me but I have mailed or delivered an application to receive a TIN or intend to do so in the near future);

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding; (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. person (including a U.S. resident alien).

You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return and you have not been advised by the IRS that such backup withholding has been terminated.

FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP
WITHHOLDING OF 28% OF ANY PAYMENTS OF CASH MADE TO YOU.

Sign Here:	Signature	Date

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX
IN PART II OF THE SUBSTITUTE FORM W-9.
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
      I certify under the penalties of perjury that a TIN has not been issued to me, and either (1) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN within 60 days, 28% of all reportable payments made to me thereafter will be withheld until I provide a number.
Signature:                                                                                                                      Date:
Name (please print):

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
      GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE TO THE EXCHANGE AGENT. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give to the Exchange Agent.

For this type of account:		Give the SOCIAL SECURITY number of:

1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.a.	The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
b.	So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship	The owner(3)

For this type of account:		Give the EMPLOYER IDENTIFICATION number of:

6.	A valid trust, estate or pension trust	The legal entity (do not furnish the tax identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)(4)
7.	Corporate	The corporation
8.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
9.	Partnership	The partnership
10.	A broker or registered nominee	The broker or nominee
11.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number (if you have one).
(4)	List first and circle the name of the legal trust, estate or pension trust.

Note:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number. If you don’t have a TIN or you don’t know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. However, in some cases, individuals who become U.S. resident aliens are not eligible to obtain a Social Security Number. These individuals must apply for an Individual Taxpayer Identification Number on Form W-7, unless they have an application pending for a Social Security Number. Individuals who have an Individual Taxpayer Identification Number must provide it on Form W-9.
Payees Exempt From Backup Withholding
Payees specifically exempted from backup withholding include the following:

•	An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

•	The United States or any of its agencies or instrumentalities. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

•	A foreign government or any of its political subdivisions, agencies, or instrumentalities.

•	An international organization or any of its agencies or instrumentalities.
Other payees that may be exempt from backup withholding include:

•	A corporation.

•	A foreign central bank of issue.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A real estate investment trust.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A common trust fund operated by a bank under section 584(a).

•	A financial institution.

•	A middleman known in the investment community as a nominee or custodian.

•	A trust exempt from tax under section 664 or described in section 4947.
Payments Exempt From Backup Withholding
Dividends and patronage dividends that generally are exempt from backup withholding include:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) distributions made by an ESOP.
Interest payments that generally are exempt from backup withholding include:

•	Payments of interest on obligations issued by individuals. Note: you may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided a correct TIN to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).

•	Payments described in section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TIN, WRITE “EXEMPT” ON THE FACE OF THE FORM AND SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, GIVE THE REQUESTER A COMPLETED FORM W-8BEN, CERTIFICATE OF FOREIGN STATUS OF BENEFICIAL OWNER FOR UNITED STATES TAX WITHHOLDING.
Certain payments other than interest, dividends and patronage dividends not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Internal Revenue Code sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.
Privacy Act Notice.—Section 6109 of the Internal Revenue Code requires you to give your correct TIN to persons who must file information returns with the IRS to report, among other things, interest, dividends, and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states and the District of Columbia to carry out their tax laws. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.
Penalties
(1) Penalty for Failure to Furnish TIN. If you fail to furnish your correct TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil and Criminal Penalties for False Information. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you will be subject to additional civil penalties. Willfully falsifying certifications or affirmations may also subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

INSTRUCTIONS
      You will not receive the merger consideration in exchange for your shares of Catellus common stock until after the merger is completed and the certificates representing such shares (or a guarantee of delivery of such stock certificates or a confirmation of a book-entry transfer of your shares of Catellus Common Stock) are delivered to the Exchange Agent at the address set forth on page 4, together with this election form and such documents as the Exchange Agent may require, and are processed by the Exchange Agent. No interest will accrue on any amounts due.
A. Election Deadline and Changing or Revoking Your Election.
      1. Election Deadline. To be effective, an election on this election form must be properly completed, signed, delivered to and received by the Exchange Agent, together with your Catellus stock certificates, a proper guarantee of delivery of such stock certificates or a confirmation of a book-entry transfer of your shares of Catellus Common Stock into the Exchange Agent’s account at DTC, at the address set forth above, no later than the Election Deadline. All elections will be irrevocable after 5:00 p.m., Eastern time, on the Election Deadline. Catellus stockholders whose Catellus stock certificates are not immediately available for delivery may also make an election by completing this election form, with the “Guarantee of Delivery” properly completed and duly executed (subject to the condition that such stock certificates, the delivery of which is thereby guaranteed, are in fact delivered to the Exchange Agent, duly endorsed in blank or otherwise in a form acceptable for transfer on the books of Catellus, no later than 5:00 p.m., Eastern Time, on the third business day after the Election Deadline). Catellus stockholders whose election forms and stock certificates (or proper guarantees of deliveries) are not so received will not be entitled to specify their preference as to the form of merger consideration that they may receive and will be deemed to have made a “no preference election.” See Instruction C.
      2. Change or Revocation of Election. All elections will be irrevocable after 5:00 p.m., Eastern time, on the Election Deadline. A Catellus stockholder who has made an election may change that election at any time prior to the Election Deadline by contacting the Exchange Agent to receive instructions on how to withdraw the original election. The Exchange Agent will direct the Catellus stockholder to submit a withdrawal request in writing by mail or facsimile. Upon receipt of the withdrawal request, the Exchange Agent will return the original election form and, if the Catellus stockholder is the registered owner of the shares of Catellus Common Stock, any stock certificates representing such shares that were submitted with the original election form. The Catellus stockholder must then submit another properly completed election form. A Catellus stockholder who has made an election through a broker must follow the directions received from that broker to change the original election. A Catellus stockholder will be unable to change an election if these procedures are not fully completed prior to the Election Deadline.
      3. Nullification of Election. All election forms will be void and of no effect if the Merger is not completed for any reason, and any Catellus stock certificates submitted therewith shall be promptly returned.
B. Types of Elections
      Each Catellus stockholder may make one (or a combination) of the following elections with respect to the type of merger consideration the stockholder wishes to receive in exchange for the stockholder’s shares of Catellus Common Stock (understanding that an election is subject to reallocation and proration as described herein and in the joint proxy statement/prospectus and the Merger Agreement): (1) a “cash election,” which is an election to convert a share of Catellus Common Stock into $33.81 in cash, without interest; (2) a “share election,” which is an election to convert a share of Catellus Common Stock into 0.822 of a ProLogis Common Share; or (3) a “no preference election,” which will result in a share of Catellus Common Stock being converted into either $33.81 in cash, without interest, or 0.822 of a ProLogis Common Share, or a combination of both, depending on the elections made by other Catellus stockholders.

      By properly completing Box B entitled “Type of Election,” each Catellus stockholder may elect the form of merger consideration that the stockholder desires to receive in exchange for the stockholder’s shares of Catellus Common Stock.
C. Reallocation and Proration Procedures.
      All elections are subject to the reallocation and proration provisions contained in the Merger Agreement. A description of the reallocation and proration procedures is set forth in the joint proxy statement/prospectus under the sections of that document entitled “The Merger Agreement — Reallocation of Catellus Stockholder Elections” and in Section 1.7 of the Merger Agreement. In connection with making any election, each Catellus stockholder should read carefully the information contained in the joint proxy statement/prospectus.
D. General
      1. Guarantee of Signatures. No signature guarantee on this election form is required (a) if this election form is signed by the registered holder of the Catellus stock certificates surrendered herewith, unless such holder has completed Box E entitled “Special Issuance Instructions” on this election form, or (b) if the Catellus stock certificates are surrendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or any other “eligible guarantor institution” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (collectively, “Eligible Institutions”). In all other cases, all signatures on this election form must be guaranteed by an Eligible Institution that is a member of the Medallion Signature Guarantee Program.
      2. Delivery of Election Form and Stock Certificates. Please do not send any of your Catellus stock certificates directly to ProLogis or Catellus. Your Catellus stock certificates, together with a properly completed and duly executed copy of this election form, and any other documents required by this election form, should be delivered to the Exchange Agent at the address set forth on page 4 of this election form.
      The method of delivery of all documents is at your option and your own risk. If your Catellus stock certificates are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested. Risk of loss and title to your Catellus stock certificates shall pass upon delivery of those stock certificates to the Exchange Agent.
      All questions as to validity, form and eligibility of any surrender of any Catellus stock certificate hereunder will be determined by ProLogis (which it may delegate in whole or in part to the Exchange Agent) and such determination shall be final and binding. ProLogis reserves the right to waive any irregularities or defects in the surrender of any Catellus stock certificates, provided that a surrender will not be deemed to have been made until all irregularities have been cured or waived.
      3. Inadequate Space. If the space provided in this election form is inadequate, your Catellus stock certificate numbers and the number of shares of Catellus Common Stock represented thereby should be listed on a separate schedule attached to this election form.
      4. Signatures on Election Form, Stock Powers and Endorsements. If the registered holder of the Catellus stock certificates surrendered hereby signs this election form, the signature must correspond with the name(s) that is/are written on the face of such stock certificates without alteration, enlargement or any change whatsoever. If the Catellus stock certificates surrendered are owned of record by two or more joint owners, all owners must sign this election form.
      If any shares of Catellus Common Stock are registered in different names on several stock certificates, it will be necessary to complete, sign and submit as many separate election forms as there are different registrations of such stock certificates.

      When this election form is signed by the registered owner(s) of the Catellus stock certificates listed and surrendered herewith, no endorsements of such stock certificates or separate stock powers are required. If this election form is signed by a person other than the registered owner of the Catellus stock certificates listed, such stock certificates must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner or owners or a person with full authority to sign on behalf of the registered owner. Signatures on such stock certificates or stock power(s) must be guaranteed by an Eligible Institution that is a member of a Medallion Signature Guarantee Program. See Instruction D-1.
      If this election form or any Catellus stock certificate or stock power is signed by an executor, administrator, trustee, guardian, attorney, officer of a corporation or others acting in a fiduciary or representative capacity, such persons must so indicate when signing, must give his or her full title in such capacity, and evidence satisfactory to the Exchange Agent of his or her authority to so act must be submitted. The Exchange Agent will not exchange any Catellus stock certificates until all instructions herein are complied with.
      5. Stock Transfer Taxes. In the event that any transfer or other taxes become payable by reason of the issuance of the merger consideration in any name other than that of the record holder, such transferee or assignee must pay such tax to the Exchange Agent or must establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.
      6. Special Payment and Delivery Instructions. If the merger consideration to be received by the undersigned is to be issued in the name of a person other than the signer of this election form or if such merger consideration is to be sent to someone other than the holder of record, then Box D and/or Box E, as appropriate, should be completed.
      7. Substitute Form W-9. Under U.S. federal income tax law, payments that may be made to a Catellus stockholder surrendering stock certificates pursuant to the Merger may be subject to backup withholding at a rate of 28%. To prevent backup withholding on any payment made to a surrendering Catellus stockholder pursuant to the Merger, a surrendering stockholder who is a U.S. person is required to notify the Exchange Agent of the surrendering stockholder’s current taxpayer identification number (“TIN”) by completing the enclosed Substitute Form W-9, certifying that the TIN provided on that form is correct (or that the stockholder is awaiting a TIN), and that (i) the surrendering stockholder has not been notified by the Internal Revenue Service that the stockholder is subject to backup withholding as a result of failure to report all interest or dividends or (ii) after being so notified, the Internal Revenue Service has notified the surrendering stockholder that the stockholder is no longer subject to backup withholding. If the Exchange Agent is not provided with the correct TIN, a surrendering stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service and payments that are made to the surrendering stockholder with respect to stock certificates pursuant to the Merger may be subject to backup withholding (see below).
      Each surrendering Catellus stockholder who is a U.S. person is required to give the Exchange Agent the TIN (for example, a Social Security number or employer identification number) of the record holder of the stock certificate(s). If the stock certificates(s) are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report. A surrendering Catellus stockholder who is a U.S. person who does not have a TIN may check the box in Part II of the Substitute Form W-9 if the stockholder has applied for a number or intends to apply for a TIN in the near future. If the box in Part II is checked, the surrendering stockholder must also complete the “Certificate of Awaiting Taxpayer Identification Number” below in order to avoid backup withholding. If the box in Part II is checked, payments made will be subject to backup withholding unless the surrendering stockholder has furnished the Exchange Agent with his or her TIN by the time payment is made. A surrendering stockholder who checks the box in Part II in lieu of furnishing such holder’s TIN should furnish the Exchange Agent with such holder’s TIN as soon as it is received.
      Certain surrendering stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding requirements. To avoid possible erroneous backup withholding, a surrendering stockholder who is a U.S. person and who is exempt from backup withholding should complete the Substitute Form W-9 by providing his, her or its correct TIN, signing and dating the form, and writing “Exempt” on the face of the form. A surrendering stockholder who is a foreign individual or a foreign entity should submit to the Exchange Agent a properly completed Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, instead of Form W-9, signed under penalty of perjury, attesting to the surrendering stockholder’s exempt status. Catellus stockholders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements.
      If backup withholding applies, the Exchange Agent is required to withhold 28% of any payments to be made to the surrendering stockholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service. The Exchange Agent cannot refund amounts withheld by reason of backup withholding.
      8. Lost, Stolen or Destroyed Certificates. If any of your Catellus stock certificates have been lost, stolen or destroyed, you should notify Catellus’ transfer agent, American Stock Transfer and Trust (the “Catellus Transfer Agent”), in writing immediately for instruction. The Catellus Transfer Agent may require you to execute an affidavit and indemnity agreement in connection with such lost or destroyed stock certificates and such other documents as it may request. The Catellus Transfer Agent may require you to reimburse it for certain fees and expenses in connection with any shares of Catellus Common Stock represented by lost, stolen or destroyed stock certificates. Please call the Catellus Transfer Agent at (800) 937-5449 with any questions.
      9. Information and Additional Copies. Information and additional copies of this election form may be obtained by writing to Georgeson Shareholder Services at 17 State Street — 10th Floor, New York, New York 10005 or by calling (866) 729-6804. For Banks/Brokers please call: (212) 440-9800.

GUARANTEE OF DELIVERY
(To be used only if your Catellus stock certificate(s) are not being delivered with this election form and you are not delivering shares of Catellus Common Stock by book-entry transfer)

The undersigned guarantor is (check applicable box):
☐ a member of a registered national securities exchange
☐ a member of the National Association of Securities Dealers, Inc.; or
☐ a commercial bank or trust company having an office or correspondent in the United States;
and guarantees to deliver to the Exchange Agent the certificate(s) representing shares of Catellus Common Stock to which this election form relates, duly endorsed in blank or otherwise in a form acceptable for transfer on the books of Catellus, no later than 5:00 p.m., Eastern time, on the third business day after the Election Deadline.

Firm Name:	Address and Telephone Number:

(Authorized Signature)	(Dated)

TYPE OF ELECTION

Insert Number of Shares of Catellus Common Stock
Subject to Your Election

☐ Cash Election. The undersigned elects to receive a cash payment of $33.81 per share, without interest, for each share of Catellus Common Stock

☐ Share Election. The undersigned elects to receive 0.822 of a ProLogis Common Share for each share of Catellus Common Stock

☐ No Preference Election. The undersigned makes no election with respect to the type of merger consideration to be received for the undersigned’s shares of Catellus Common Stock

Total Number of Shares of Common Stock (Note: Must match total number of shares on election form)

By Facsimile: (781) 380-3380	To Confirm: (781) 843-1833 Ext. 200

[COVER LETTER TO CATELLUS STOCKHOLDERS GENERALLY]
August 15, 2005
To the Holders of Catellus Development Corporation Common Stock:
      On June 5, 2005, Catellus Development Corporation entered into an agreement and plan of merger, as amended August 8, 2005, with ProLogis and Palmtree Acquisition Corporation, a subsidiary of ProLogis. In the proposed merger, Catellus will become a subsidiary of ProLogis.
      In connection with the merger, you have the right to elect to receive either $33.81 in cash, without interest, or 0.822 of a ProLogis common share for each share of Catellus common stock that you own as of the effective time of the merger. You may elect to receive the merger consideration in the form of cash, ProLogis common shares or a combination of both. Catellus stockholder elections will be reallocated and prorated to fix the cash portion of the merger consideration at $1.255 billion, which means the total merger consideration paid by ProLogis will consist of about 65% ProLogis common shares and about 35% cash. Accordingly, you may actually receive a combination of cash and ProLogis common shares that is different than what you elected, depending on elections made by other Catellus stockholders. A complete description of the merger agreement and of the election, proration and reallocation procedures is included in the joint proxy statement/prospectus of ProLogis and Catellus that was mailed under separate cover to you on or about August 15, 2005. You should read the joint proxy statement/prospectus carefully and in its entirety.
      Enclosed is an Election Form that you must complete, sign and return to Computershare, the Exchange Agent in connection with the merger, in order to make an election. If you hold Catellus shares that are represented by Catellus stock certificate(s), you must also include your Catellus stock certificate(s) with the Election Form. If you hold your Catellus shares in book-entry form, you only need to return the Election Form. Please use the enclosed envelope to return your Election Form and related documents to the Exchange Agent.
      FOR YOUR ELECTION TO BE EFFECTIVE, THE EXCHANGE AGENT MUST RECEIVE YOUR ELECTION FORM TOGETHER WITH OTHER REQUIRED DOCUMENTS (INCLUDING YOUR CATELLUS STOCK CERTIFICATE(S), IF APPLICABLE) AT THE ADDRESS ON THE ELECTION FORM NO LATER THAN 5:00 P.M., EASTERN TIME, ON SEPTEMBER 13, 2005. PLEASE FOLLOW THE ENCLOSED INSTRUCTIONS. IF YOU NEED ASSISTANCE OR ADDITIONAL COPIES OF THE ELECTION FORM OR THE JOINT PROXY STATEMENT/ PROSPECTUS, PLEASE CALL GEORGESON SHAREHOLDER COMMUNICATIONS INC., THE PROXY SOLICITOR IN CONNECTION WITH THE MERGER, AT (866) 729-6804 (TOLL FREE).
      Your submission of an Election Form does NOT constitute a vote on the proposed merger. You may submit an Election Form even if you have voted against the merger. In order to vote your Catellus shares, you must sign, date and return the proxy card included with the joint proxy statement/prospectus or vote in person at the Catellus special meeting.

Very truly yours,

CATELLUS DEVELOPMENT CORPORATION

[COVER LETTER TO CATELLUS STOCKHOLDERS WHO HOLD
PRE-REIT CONVERSION CATELLUS STOCK CERTIFICATES]
August 15, 2005
To the Holders of Catellus Development Corporation Common Stock:
      On June 5, 2005, Catellus Development Corporation entered into an agreement and plan of merger, as amended August 8, 2005, with ProLogis and Palmtree Acquisition Corporation, a subsidiary of ProLogis. In the proposed merger, Catellus will become a subsidiary of ProLogis.
      In connection with the merger, you have the right to elect to receive either $33.81 in cash, without interest, or 0.822 of a ProLogis common share for each share of Catellus common stock that you own as of the effective time of the merger. You may elect to receive the merger consideration in the form of cash, ProLogis common shares or a combination of both. Catellus stockholder elections will be reallocated and prorated to fix the cash portion of the merger consideration at $1.255 billion, which means the total merger consideration paid by ProLogis will consist of about 65% ProLogis common shares and about 35% cash. Accordingly, you may actually receive a combination of cash and ProLogis common shares that is different than what you elected, depending on elections made by other Catellus stockholders. A complete description of the merger agreement and of the election, proration and reallocation procedures is included in the joint proxy statement/ prospectus of ProLogis and Catellus that was mailed under separate cover to you on or about August 15, 2005. You should read the joint proxy statement/ prospectus carefully and in its entirety.
      Enclosed is an Election Form that you must complete, sign and return to Computershare, the Exchange Agent in connection with the merger, in order to make an election. If you hold Catellus shares that are represented by Catellus stock certificate(s), you must also include your Catellus stock certificate(s) with the Election Form. If you hold your Catellus shares in book-entry form, you only need to return the Election Form. Please use the enclosed envelope to return your Election Form and related documents to the Exchange Agent.
      FOR YOUR ELECTION TO BE EFFECTIVE, THE EXCHANGE AGENT MUST RECEIVE YOUR ELECTION FORM TOGETHER WITH OTHER REQUIRED DOCUMENTS (INCLUDING YOUR CATELLUS STOCK CERTIFICATE(S), IF APPLICABLE) AT THE ADDRESS ON THE ELECTION FORM NO LATER THAN 5:00 P.M., EASTERN TIME, ON SEPTEMBER 13, 2005. PLEASE FOLLOW THE ENCLOSED INSTRUCTIONS. IF YOU NEED ASSISTANCE OR ADDITIONAL COPIES OF THE ELECTION FORM OR THE JOINT PROXY STATEMENT/ PROSPECTUS, PLEASE CALL GEORGESON SHAREHOLDER COMMUNICATIONS INC., THE PROXY SOLICITOR IN CONNECTION WITH THE MERGER, AT (866) 729-6804 (TOLL FREE).
      Your submission of an Election Form does NOT constitute a vote on the proposed merger. You may submit an Election Form even if you have voted against the merger. In order to vote your Catellus shares, you must sign, date and return the proxy card included with the joint proxy statement/ prospectus or vote in person at the Catellus special meeting.
IMPORTANT NOTE TO HOLDERS OF “OLD” CATELLUS STOCK CERTIFICATE(S)
You are reminded that stock certificate(s) issued prior to December 1, 2003 under the name of Catellus Development Corporation (CUSIP No. 149111106) need to be exchanged for certificate(s) of “new” Catellus Development Corporation (CUSIP No. 149113102). THE EXCHANGE AGENT WILL NOT ACCEPT THE “OLD” STOCK CERTIFICATE(S) WITH YOUR ELECTION FORM. Accordingly, if you have not already transmitted your “old” stock certificate(s) for “new” certificate(s), you must first do so before submitting your Election Form. Please contact American Stock Transfer & Trust Company, Catellus’ transfer agent, at (800) 937-5449 (TOLL FREE) for assistance.

Very truly yours,

CATELLUS DEVELOPMENT CORPORATION